UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 21, 2005

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 and Item 2.03.    Entry into a Material Definitive Agreement and Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 21, 2005 Westmoreland Mining LLC, a wholly-owned subsidiary of Westmoreland Coal Company, executed the Fourth Amendment to Credit Agreement dated April 27, 2001. The Credit Agreement extends the revolving credit facility to April 27, 2008, provides up to $20 million credit limit (an increase from $12 million), and reduces the Revolving Credit Base Rate Option.

Item 9.01.   Financial Statements and Exhibits

          (c)   Exhibits

                 Exhibit 10.1 - Fourth Amendment to Credit Agreement dated December 21, 2005 among Westmoreland Mining LLC, the loan parties under the Credit Agreement, the Banks under the Credit Agreement and PNC Bank, National Association, as Agent.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: December 22, 2005	By: /s/ David J. Blair
David J. Blair
Chief Financial Officer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Credit Agreement dated December 21, 2005 among Westmoreland Mining LLC, the loan parties under the Credit Agreement, the Banks under the Credit Agreement and PNC Bank, National Association, as Agent